Exhibit 99.1
PRESS RELEASE
HORIZON LINES ENTERS INTEREST RATE SWAP
CHARLOTTE, North Carolina, April 4, 2008 — Horizon Lines, Inc. (NYSE:HRZ), today announced it has entered into an interest rate swap, which effectively converts $122 million of the company’s existing floating rate term loan debt to a fixed rate of 4.52%. The interest rate swap is effective March 31, 2008 and has a term extending through the August 8, 2012 maturity of the term loan. In addition, the notional amount of the swap will decline each calendar quarter in tandem with the amortization of the term loan. With the execution of this swap, Horizon Lines’ fixed-to-floating ratio is now 71.7% to 28.3%.
“This interest rate swap allows us to significantly reduce potential volatility in earnings and cash flows deriving from interest rates,” said Mike Avara, Senior Vice President and Chief Financial Officer. “Over the last nine months, we have been able to reduce our blended cost of debt from 8.8% to 4.6% as a result of our August 2007 refinancing and the structuring our senior credit facility borrowings to take advantage of falling interest rates. The interest rate swap locks in the lion’s share of the improvement in interest rates on a substantial portion of our debt.”
The term loan and accompanying $250 million revolving credit facility component of the senior credit facility bear interest primarily at LIBOR-based rates plus a current 1.50% spread, which ranges from 1.25% to 2.0% based on the ratio of total secured debt to EBITDA. Under the swap agreement Horizon Lines pays fixed rate interest to the swap counterparty and receives back from the swap counterparty floating rate interest based on the three month LIBOR. Horizon Lines will continue to pay floating rate interest based on the three month LIBOR under its senior credit facility, leaving the net payment of fixed rate interest.
About Horizon Lines:
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries. Horizon Lines, LLC operates a fleet of 21 U.S.-flag containerships and 5 port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. Horizon Logistics, LLC offers customized logistics solutions to shippers from a suite of transportation and distribution management services designed by Aero Logistics, information technology developed by Horizon Services Group and intermodal trucking and warehousing services provided by Sea-Logix. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statement:
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on February 6, 2007 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
Media Contact:

Michael Avara
Horizon Lines, Inc.
(704) 973-7000
mavara@horizonlines.com